    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2000


                                                      REGISTRATION NO. 333-94843

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                             BEAZER HOMES USA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                        DELAWARE                                                 58-2086934
              (State or Other Jurisdiction                                    (I.R.S. Employer
           of Incorporation or Organization)                               Identification Number)

                   5775 PEACHTREE DUNWOODY ROAD, SUITE B-200
                               ATLANTA, GA 30342
                                 (404) 250-3420
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                         ------------------------------

                            See Table of Additional
                               Registrants Below
                            ------------------------

           IAN J. MCCARTHY                          COPIES TO:
            PRESIDENT AND                   WILLIAM F. SCHWITTER, ESQ.
       CHIEF EXECUTIVE OFFICER         PAUL, HASTINGS, JANOFSKY & WALKER LLP
 5775 PEACHTREE DUNWOODY ROAD, SUITE              399 PARK AVENUE
                B-200                        NEW YORK, NEW YORK 10022
          ATLANTA, GA 30342                       (212) 318-6000
           (404) 250-3420
 (Name, Address, Including Zip Code,
                 and
          Telephone Number,
  Including Area Code, of Agent For
              Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            ------------------------

                             BEAZER HOMES USA, INC.
                        TABLE OF ADDITIONAL REGISTRANTS

                                      IRS EMPLOYER             STATE OF
              NAME                 IDENTIFICATION NO.   INCORPORATION/FORMATION
---------------------------------  ------------------   -----------------------
Beazer Homes Corp.                    62-0880780             Tennessee
Beazer/Squires Realty, Inc.           56-1807308           North Carolina
Beazer Homes Sales Arizona Inc.       86-0728694              Delaware
Beazer Realty Corp.                   58-1200012              Georgia
Panitz Homes Realty, Inc.             59-2639673              Florida
Beazer Mortgage Corporation           58-2203537              Delaware
Beazer Homes Holdings Corp.           58-2222637              Delaware
Beazer Homes Texas Holdings, Inc.     58-2222643              Delaware
Beazer Homes Texas, L.P.              76-0496353              Delaware

                            ------------------------

    The address, including zip code, and telephone number, including area code of the principal offices of the additional registrants listed above (the "Additional Registrants") is: c/o Beazer Homes USA, Inc., 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, GA 30342 and the telephone number at that address is (404) 250-3420.

PROSPECTUS

                                  $300,000,000

                             BEAZER HOMES USA, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                               ------------------

    Beazer Homes USA, Inc. may offer to the public from time to time:

       debt securities, which may be senior or subordinated debt securities, preferred stock common stock

    The aggregate public offering price of these securities may be up to a maximum of $300,000,000. We will issue these securities in amounts, at prices and on terms to be determined at the time of each offering.

    The specific terms of the securities for which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable:

-- Maturity
-- Interest rate
-- Sinking fund terms
-- Currency of payments

-- Redemption terms
-- Listing on a securities exchange
-- Amount payable at maturity
-- Certain United States federal income tax considerations

    In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities.

    INVESTING IN THE SECURITIES MAY INVOLVE MATERIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                            ------------------------

    Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 2000.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings for proceeds in the aggregate not to exceed $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE PURCHASING ANY OF OUR SECURITIES.

    THE HOMEBUILDING INDUSTRY IS CYCLICAL AND IS SIGNIFICANTLY AFFECTED BY MACRO ECONOMIC AND OTHER FACTORS OUTSIDE OF OUR CONTROL SUCH AS CONSUMER CONFIDENCE, INTEREST RATES AND EMPLOYMENT LEVELS. Because of the long-term financial commitment involved in purchasing a home, general economic uncertainties tend to result in more caution on the part of homebuyers and consequently fewer home purchases. While we believe the overall demand for new housing over time should remain stable, these uncertainties could periodically have an adverse affect on our operating performance and the market price of our securities.

    In addition, homebuilders are subject to various risks, many of which are outside the control of the homebuilder. These conditions include:

    - conditions of supply and demand in local markets;

    - weather conditions and natural disasters, such as hurricanes, earthquakes and wildfires;

    - delays in construction schedules;

    - cost overruns on land development and home construction;

    - changes in government regulations;

    - increases in real estate taxes and other local government fees; and

    - availability and cost of land, materials and labor.

    Although the principal raw materials used in the homebuilding industry generally are available from a variety of sources, such materials are subject to periodic price fluctuations. There can be no assurance that the occurrence of any of the foregoing will not have a material adverse effect on the Company.

    OUR QUARTERLY RESULTS MAY FLUCTUATE, WHICH COULD CAUSE OUR STOCK PRICE TO FALL. While we have reported positive annual net income for each of the past five fiscal years, our quarterly results of operations have varied significantly and may continue to do so in the future as a result of a variety of factors both nationally and locally, many of which are outside our control. These factors include:

    - the timing of home closings and land sales;

    - our ability to continue to acquire additional land or secure option contracts to acquire land on acceptable terms;

    - land development and construction delays;

    - seasonal home buying patterns;

    - delays in the opening of new active subdivisions by us or our competitors, or market acceptance of the products and services provided in those communities;

    - changes in our pricing policies or those of our competitors; and

    - other changes in operating expenses, personnel and general economic conditions.

As a result, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful, and you should not rely on them as an indication of our future performance. In addition, our operating results in a future quarter or quarters may fall below expectations of securities analysts or investors and, as a result, the price of our common stock may fluctuate.

    WE ARE DEPENDENT ON THE AVAILABILITY OF MORTGAGE FINANCING AND HOMEOWNERS' INSURANCE FOR OUR CUSTOMERS. Virtually all purchasers of our homes finance their acquisitions through lenders providing mortgage financing. A substantial increase in mortgage interest rates would affect the ability of prospective first time and move up homebuyers to obtain financing for our homes, as well as affect the ability of prospective move up homebuyers to sell their current homes.

    Any significant natural disaster will impact our business and the entire homebuilding industry. Any significant restrictions by insurance companies in any of the states in which we operate on the availability or substantial increases in the cost of homeowners insurance will also adversely affect our industry.

    THE HOMEBUILDING INDUSTRY IS HIGHLY COMPETITIVE AND FRAGMENTED. The competition in the homebuilding industry is intense. Some of our competitors have substantially greater financial resources and lower costs of funds than we do. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which we operate. There can be no assurance that we will be able to compete successfully in our markets against these competitors.

    THE BARRIERS TO ENTRY INTO OUR BUSINESS ARE CURRENTLY LOW. There are relatively low barriers to entry into our business. We do not own any technologies that preclude or inhibit competitors from entering our markets. Our competitors may independently develop land and construct housing units that are superior or substantially similar to our products. We currently build in several of the top markets in the nation and, therefore, we expect to continue to face additional competition from new entrants into our markets.

    OUR LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF THE COMPANY AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER ANY NEW DEBT SECURITIES. We currently have a significant amount of indebtedness. Our ability to make payments of principal or interest on, or to refinance our indebtedness will depend on:

    - our future operating performance; and

    - our ability to enter into additional debt and/or equity financings.

    Both of these factors are subject, to a certain extent, to economic, financial, competitive and other factors beyond our control. If we are unable to generate sufficient cash flow in the future to service our debt, we may be required to refinance all or a portion of our existing debt or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on us. Our substantial indebtedness could have important consequences to the holders of securities, including:

    - we may be unable to satisfy our obligations under the existing or new debt agreements;

    - we may be more vulnerable to adverse general economic and industry conditions;

    - we may find it more difficult to fund future working capital, land purchases, acquisitions, general corporate purposes or other purposes; and

    - we will have to dedicate a substantial portion of our cash resources to the payments on our indebtedness, thereby reducing the funds available for operations and future business opportunities.

    BEAZER HOMES USA, INC. IS A HOLDING COMPANY WITH NO SIGNIFICANT ASSETS OTHER THAN THE STOCK OF OUR SUBSIDIARIES. In order to meet our financial needs, including to make payments on any debt securities or preferred stock issued under this prospectus, we will rely exclusively on repayments of interest and principal on intercompany loans made by us to our operating subsidiaries and income from dividends and other cash flow from our subsidiaries. We cannot assure you that our operating subsidiaries will generate sufficient net income to pay upstream dividends or cash flow to make payments of interest and principal to us in respect of our intercompany loans. In addition, if our subsidiaries enter into credit facilities to fund their operations, those facilities may restrict the ability of our subsidiaries to pay dividends to us.

    FAILURE TO IMPLEMENT OUR BUSINESS STRATEGY COULD ADVERSELY AFFECT OUR OPERATIONS. Our financial position and results of operations depend on our ability to execute our business strategy. Our ability to execute our business strategy depends on our ability:

    - to continue to improve profitability;

    - to identify and acquire attractive parcels of land on which to build our homes;

    - to expand our market share in regions where we are not currently a top five builder;

    - to identify, acquire and successfully integrate new business acquisitions; and

    - to attract and retain skilled employees.

Our failure or inability to execute our business strategy could materially adversely affect our financial position, liquidity and results of operations.

    OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF FUTURE, MORE ONEROUS GOVERNMENT REGULATIONS WERE ENACTED. We and our competitors are subject to local, state and federal statutes and rules regulating:

    - certain developmental matters;

    - building and site design;

    - matters concerning the protection of health and the environment; and

    - mortgage origination procedures.

These regulations vary greatly by community and consist of items such as:

    - impact fees, some of which may be substantial, which may be imposed to defray the cost of providing certain governmental services and improvements;

    - "no growth" or "slow growth" initiatives, which may be adopted in communities which have developed rapidly;

    - building permit allocation ordinances;

    - building moratoriums; or

    - similar governmental regulations that could be imposed in the future.

    We believe we are in substantial compliance with current laws and regulations. We further believe that these laws and regulations have had no material adverse effect on our ability to operate our business. Changes in existing laws or regulations, or in their interpretation, or the adoption of any additional laws or regulations, could have a material adverse effect on our business.

    IF WE ARE UNABLE TO RETAIN SKILLED PERSONNEL, OUR BUSINESS COULD BE ADVERSELY AFFECTED. Our future success depends upon our ability to attract, train, assimilate and retain skilled personnel and subcontractors. Competition for qualified personnel and subcontractors in all of our operating markets is intense. A significant increase in the number of our active communities would necessitate the hiring of a significant number of additional construction managers and subcontractors, each of which is in short supply in our markets. We cannot assure you that we will be able to retain our key employees or that we can attract, train, assimilate or retain other skilled personnel in the future.

    ANTI-TAKEOVER PROVISIONS IN OUR ORGANIZATIONAL DOCUMENTS AND DELAWARE LAW MAKE ANY CHANGE IN THE CONTROL OF OUR COMPANY MORE DIFFICULT. Our organizational documents allow us to issue preferred stock with rights senior to those of our common stock without any further vote or action by our stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In some circumstances, the issuance of preferred stock could have the effect of decreasing the market price of our common stock. We are also subject to provisions of the Delaware corporation law that, in general, prohibit any business combination with a beneficial owner of 15% or more of our common stock for five years unless the holder's acquisition of our stock was approved in advance by our board of directors. Further, we have adopted a stockholder rights plan which is designed to prevent, or make more expensive, a hostile takeover of the Company. Under our plan, once an acquirer acquires more than 20% of our common stock, rights to purchase shares of preferred stock become exercisable by all stockholders other than the acquirer, diluting substantially the value of the stock previously purchased by the acquiror.

    THERE IS NO PUBLIC MARKET FOR CERTAIN OF THE SECURITIES THAT MAY BE ISSUED UNDER THIS PROSPECTUS. Debt securities and preferred stock issued under this prospectus will be new securities for which there is currently no public market. The Company may, but will not be required to, list any debt securities or preferred stock on any national securities exchange or quotation system. Accordingly, there can be no assurance as to the development of any market or the liquidity of any market that may develop for these securities.

                                  THE COMPANY

    The Company's principal executive offices are located at 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342, telephone (404) 250-3420. We also provide information about our active communities and mortgage financing through our internet web site located at www.beazer.com.

    Beazer Homes USA, Inc. designs, builds and sells single family homes in the following locations within the United States:

REGION/STATE                                              MARKET(S)/YEAR ENTERED
------------                                              ----------------------

SOUTHEAST REGION:
  Florida                              Jacksonville (1993), Fort Meyers/Naples (1996), Tampa/St.
                                       Petersburg (1996), Treasure Coast (1995), Orlando (1997)
  Georgia                              Atlanta (1985)
  North Carolina                       Charlotte (1987), Raleigh (1992)
  South Carolina                       Charleston (1987), Columbia (1993), Myrtle Beach (1996),
                                       Greenville (1998)
  Tennessee                            Knoxville (1995), Nashville (1987)

SOUTHWEST REGION:
  Arizona                              Phoenix (1993)
  California                           Los Angeles County (1993), Orange County (1993), Riverside &
                                       San Bernadino Counties (1993), San Diego County (1992),
                                       Ventura County (1993), Sacramento (1993)
  Nevada                               Las Vegas (1993), Reno/Sparks (1996)

CENTRAL REGION:
  Texas                                Dallas (1995), Houston (1995)

MID-ATLANTIC REGION:
  Maryland                             Metro-Baltimore (1998), Laurel County (1998),
                                       Metro-Washington DC (1998)
  New Jersey/Pennsylvania              Burlington (1998), Mercer (1998), Middlesex (1998),
                                       Gloucester (1998), Northampton, PA (1998)
  Virginia                             Loudoun County (1998), Prince William County (1998), Metro-
                                       Washington DC (1998)

    We design our homes to appeal primarily to entry-level and first time move-up home buyers. Our objective is to provide our customers with homes that incorporate quality and value while seeking to maximize our return on invested capital. To achieve this objective, we have developed a business strategy which focuses on the following elements:

    GEOGRAPHIC DIVERSITY AND GROWTH MARKETS. We compete in a large number of geographically diverse markets in an attempt to reduce our exposure to any particular regional economy. Virtually all of the markets in which we operate have experienced significant population growth in recent years. Within these markets, we build homes in a variety of projects, typically with fewer than 150 homesites.

    QUALITY HOMES FOR ENTRY-LEVEL AND FIRST TIME MOVE-UP HOME BUYERS. We seek to maximize customer satisfaction by offering homes which incorporate quality materials, distinctive design features, convenient locations and competitive prices. We focus on entry-level and first move-up home buyers because we believe they represent the largest segment of the homebuilding market. During fiscal year 1999, the average sales price of our homes sold was approximately $181,400.

    ADDITIONAL PRODUCTS AND SERVICES FOR HOMEBUYERS. In order to maximize our profitability and provide our homebuyers with the additional products and services that they desire, we have incorporated design centers and mortgage origination operations into our business. Recognizing that homebuyers want to choose certain components of their new home, we began offering limited customization through the use of design centers in most of our markets. These design centers allow the homebuyer to select certain non-structural customizations for their homes such as cabinetry, flooring, fixtures, appliances and wallcoverings. Additionally, recognizing the homebuyer's desire to simplify the financing process, we began originating mortgages on behalf of our customers through Beazer Mortgage Corp.

    DECENTRALIZED OPERATIONS WITH EXPERIENCED MANAGEMENT. We believe our in-depth knowledge of our local markets enables us to better serve our customers. Our local managers, who have significant experience in both the homebuilding industry and the markets they serve, are responsible for operating decisions regarding design, construction and marketing. We combine these decentralized operations with a centralized corporate-level management which controls decisions regarding overall strategy, land acquisitions and financial matters.

    CONSERVATIVE LAND POLICIES. We seek to maximize our return on capital by limiting our investment in land and by focusing on inventory turnover. To implement this strategy and to reduce the risks associated with investments in land, we use options to control land whenever possible. In addition, we do not speculate in unentitled land.


RECENT DEVELOPMENTS



    The Company had revenues and net income of $308.7 million and $7.5 million, respectively, for the quarter ended December 31, 1999 compared to revenues and net income of $242.1 million and $4.7 million, respectively, for the quarter ended December 31, 1998. This resulted in diluted earnings per share of $.85 for the quarter ended December 31, 1999, compared to $.53 for the quarter ended December 31, 1998.

                                USE OF PROCEEDS

    Except as otherwise set forth in the accompanying prospectus supplement, the Company intends to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment, redemption or repurchase of existing indebtedness, additions to working capital, the acquisition of, or investment in, new or existing properties and the financing of capital expenditures. Funds not required immediately for such purposes may be invested temporarily in short-term investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Company's ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown. Prior to August 7, 1995, we had not issued any preferred stock and therefore the ratios of earnings to combined fixed charges and preferred stock dividends for prior periods do not differ from the ratios of earnings to fixed charges for such periods.

    These ratios have been calculated by dividing (i) income before income taxes and minority interest plus fixed charges (adjusted for capitalized interest) by
(ii) fixed charges and, in the case of the ratio of earnings to combined fixed charges and preferred stock dividends, fixed charges plus total preferred stock dividend requirements. Fixed charges consist of interest incurred (expensed or capitalized) and the portion of rent expense which is deemed representative of interest.

                                                                            YEAR ENDED SEPTEMBER 30,
                                                              ----------------------------------------------------
                                                                1999       1998       1997       1996       1995
                                                              --------   --------   --------   --------   --------
Ratio of earnings to fixed charges (unaudited)..............    3.05       2.55       1.99       3.01       2.13
                                                                ====       ====       ====       ====       ====
Ratio of earnings to combined fixed charges and preferred
  stock dividends (unaudited)...............................    2.84       2.32       1.80       2.60       2.09
                                                                ====       ====       ====       ====       ====

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    Any debt securities issued will be direct obligations of the Company and may be secured or unsecured. Debt securities may be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures in the form filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Senior securities and subordinated securities may be issued under separate indentures, in each case between the Company and a trustee. The statements made under this heading relating to the debt securities and the indentures are summaries of the provisions and should be read in conjunction with the information provided in the prospectus supplement.

TERMS

    Except as set forth in any prospectus supplement, the debt securities may be issued without limits as to aggregate principal amount, in one or more series. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

    Each prospectus supplement will set forth additional information regarding the debt securities being offered, including:

    - the title of the debt securities;

    - whether the debt securities are secured or unsecured, senior or subordinated securities;

    - whether the debt securities will be guaranteed by any subsidiaries of the Beazer;

    - the aggregate principal amount of such debt securities and any limit on the amount that may be issued;

    - the price and, if other than the full principal amount, the portion of the principal amount payable upon declaration of the maturity;

    - if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the common stock or preferred stock receivable on conversion;

    - the date or dates on which the principal of the debt securities will be payable;

    - the rate at which the debt securities will bear interest, if any;

    - the date from which interest will accrue, the dates on which this interest will be payable, the record dates for interest, the persons to whom the interest will be payable, and the basis upon which interest will be calculated;

    - the place where payments will be made, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company with respect to the debt securities and the applicable Indenture may be served;

    - the period or periods, if any, within which the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

    - the obligation, if any, of the Company to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

    - if other than U.S. dollars, the currency or currencies in which debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

    - whether the amount of payments of principal (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

    - whether the debt securities will be issued in certificated or book-entry form and, if so, the identity of the depository for the debt securities;

    - whether the debt securities will be in registered or bearer form or both and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

    - the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or set forth in the applicable Indenture, or any modification thereof;

    - whether and under what circumstances the Company will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such debt securities instead of making such payment;

    - any deletions from, modifications of or additions to the events of default or covenants of the Company described in this prospectus, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

    - The provisions, if any, relating to the security provided for the debt securities; and

    - Any other terms of the debt securities not inconsistent with the provisions of the applicable Indenture.

    Debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount to be paid upon declaration of acceleration of their maturity. These debt securities are often called Original Issue Discount Securities. Any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

    Except as may be set forth in any prospectus supplement, neither the debt securities nor the Indenture will contain any provisions that would limit the ability of the Company to incur indebtedness or that would give holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of any change of control.

REGISTRATION

    Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and the same principal amount upon surrender of such debt securities at the corporate trust office of the trustee or at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange at the corporate trust office of the trustee or at the office of any transfer agent designated by the Company. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Company may require payment to cover any related tax or other governmental charge. If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Company with respect to any series of debt securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of debt securities.

TRANSFER

    Neither the Company nor any trustee shall be required

    - to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such mailing;

    - to register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

    - to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Indentures will provide that the Company may, without the consent of the holders of any outstanding debt securities, be combined with any other entity or sell or lease all or substantially all of its assets to any other entity so long as

    - the Company shall be the continuing entity; or

    - the new entity formed by or resulting from any combination or which shall have received the transfer of assets, is organized under the laws of any domestic jurisdiction and assumes the Company's obligations to pay all amounts owed on and all other obligations under the debt securities; and

    - immediately after giving effect to such transaction, no event of default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

    - an officers' certificate and legal opinion covering such conditions shall be delivered to each trustee.

COVENANTS

    The prospectus supplement will describe any material covenants of each series of debt securities.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    Unless otherwise provided in the applicable prospectus supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of debt securities issued:

    - failure to pay required interest for 30 days;

    - failure to pay principal, or premium, if any, when due;

    - failure to make any sinking fund payment as required;

    - failure to perform or the breach of any other covenant or warranty of the Company contained in the Indenture, continuing for 60 days after written notice;

    - certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any significant subsidiary of the Company; and

    - any other event of default provided with respect to a particular series of debt securities.

    The term significant subsidiary has the meaning given in Regulation S-X promulgated under the Securities Act.

    If an event of default occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms) of all the debt securities of that series to be due and payable immediately by written notice thereof to the Company and the trustee.

However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if:

    - the Company shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee and

    - all events of default, other than the non-payment of accelerated principal, with respect to debt securities of such series have been cured or waived as provided in such Indenture.

    The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series. The holders of debt securities also cannot waive a default under a covenant or other provision in an Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

    The Indentures will provide that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the trustee, to act for 60 days after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the due date.

    The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of debt securities then outstanding under such Indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction

    - which is in conflict with any law or the applicable Indenture,

    - which may involve such trustee in personal liability or

    - which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

    Within 120 days after the close of each fiscal year, the Company will be required to deliver to each trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture. Each notice must specify the nature and status of each default.

MODIFICATION OF THE INDENTURES

    The Company and the trustee may modify or amend an Indenture only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such Indenture affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each such debt security affected thereby,

    - change the payment date of the principal of, or any installment of interest (or premium, if any);

    - reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security;

    - reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

    - change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any debt security;

    - impair the right to institute suit for the enforcement of any payment on any debt security;

    - reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or

    - modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

    The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive compliance by the Company with certain restrictive covenants of the applicable Indenture.

    Modifications and amendments of an Indenture will be permitted to be made by the Company and the trustee without the consent of any holder of debt securities for any of the following purposes:

    - to replace the Company as obligor under such Indenture;

    - to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to delete any right or power conferred upon the Company in such Indenture;

    - to add events of default for the benefit of the holders of all or any series of debt securities;

    - to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; PROVIDED that such action shall not adversely affect the interest of the holders of the debt securities of any series in any material respect;

    - to change or eliminate any provisions of an Indenture; PROVIDED that any such change or elimination shall be effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

    - to secure the debt securities;

    - to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of such debt securities into common stock or preferred stock;

    - to provide for the acceptance of appointment of a successor trustee or facilitate the administration of the trusts under an Indenture by more than one trustee;

    - to cure any ambiguity, defect or inconsistency in an Indenture; PROVIDED that such action shall not adversely affect the interests of holders of debt securities of any series issued under such Indenture; or

    - to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities; PROVIDED that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

    The Indentures will provide that, in determining whether the holders of the required principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities,

    - the principal amount of an Original Issue Discount Security considered outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of maturity,

    - the principal amount of any debt security denominated in a foreign currency considered outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount,

    - the principal amount of an indexed security considered outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such Indenture, and

    - debt securities owned by the Company or any affiliate of the Company shall be disregarded.

    The Indentures will contain provisions for convening meetings of the holders of debt securities of each series. A meeting may be called at any time by the trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each debt security, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

SUBORDINATION

    Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

    Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all senior debt. However, the obligation of the Company to make payments of the principal of and interest on such subordinated securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. The subordinated Indenture will not restrict the amount of senior debt or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt may recover less, ratably, than senior creditors of the Company.

    Senior debt will be defined in the applicable Indenture as the principal of and interest on the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed:

    - indebtedness of the Company for money borrowed or represented by purchase-money obligations,

    - indebtedness of the Company evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement,

    - obligations of the Company as lessee under leases of property made as part of any sale and leaseback transaction to which the Company is a party or otherwise,

    - indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company,

    - indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and

    - any binding commitment to make a real estate investment.

    Indebtedness will not be considered senior debt even if listed above it by its terms it is specified to be subordinate or is specified to be of the same rank as other subordinated debt. If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of the Company's most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    Unless otherwise indicated in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of debt securities issued under any Indenture by irrevocably depositing with the trustee, funds in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be. No discharge will apply to debt securities that have already been delivered to the trustee for cancellation and that are due or will become due within one year.

    The Indentures will provide that, unless otherwise indicated in the applicable prospectus supplement, the Company may elect either

    - to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance") or

    - to be released from its covenant obligations with respect to such debt securities under the applicable Indenture and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities ("covenant defeasance"), in either case, upon the irrevocable deposit by the Company with the trustee, in trust, of an amount, at stated maturity, or certain types of government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Discharge of obligations under an Indenture by payment as described above, will not release the Company from any obligation to

    - pay additional amounts, if any, upon the occurrence of certain events of tax assessment or governmental charge,

    - register the transfer exchange of debt securities,

    - replace temporary or mutilated, destroyed, lost or stolen debt securities,

    - maintain an office or agency in respect of debt securities,

    - hold monies for payment in trust and

    - with respect to subordinated debt securities which are convertible or exchangeable, convert or exchange such securities.

    The Company may establish a trust only if, among other things, the Company has delivered to the trustee an opinion of counsel stating that the holders of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion must refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of defeasance, the holders of debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

    If the Company effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

    The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. Such terms will include whether such debt securities are convertible into shares of common stock or preferred stock, the conversion price (or manner of calculation thereof),

    - the conversion period,

    - provisions as to whether conversion will be at the option of the holders or the Company,

    - the events requiring an adjustment of the conversion price,

    - provisions affecting conversion in the event of the redemption of such debt securities and

    - any restrictions on conversion.

PAYMENT

    Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable Prospectus Supplement. However, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

    All payment by the Company to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of one year after the due date will be repaid to the Company. The holder of such debt security thereafter may look only to the Company for payment.

GLOBAL SECURITIES

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement.

                         DESCRIPTION OF PREFERRED STOCK

    The following is only a summary of the Company's preferred stock. You should read the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended Restated Bylaws (the "Bylaws") and each prospectus supplement relating to preferred stock.

GENERAL

    Under the Articles of Incorporation, the Company has authority to issue 5,000,000 shares of preferred stock, from time to time, in one or more series, as authorized by the Board of Directors of the Company. Prior to the date of this prospectus, the Company authorized the issuance of up to 2,000,000 shares of preferred stock, denominated Series A Cumulative Convertible Exchangeable preferred stock (the "Series A"). Of the 2,000,000 shares issued, 1,997,836 have been converted into common stock and 2,164 shares have been redeemed by Beazer. As of the date of this prospectus, the Company has also adopted a Shareholder Rights Plan and distributed a dividend of one preferred share purchase right to purchase one one-hundredth of a share of preferred stock, denominated Junior Participating preferred stock, Series B (the "Series B") of the Company. The Company has authorized the issuance of up to 300,000 shares of Series B. The rights are redeemable and may be amended at the Company's option before they become exercisable. Until a right is exercised, the holder of a right has no rights as a shareholder of the Company. The rights expire on June 24, 2006. Complete descriptions of the Series A, Series B and the rights are incorporated herein by reference.

    Prior to the issuance of shares of any series, the Board of Directors is required by the General Corporation Law of the State of Delaware (the "DGCL") and the Articles of Incorporation to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation fixes for each such class or series the designations, powers, preferences and rights of the shares of each class or series and the qualifications, limitations or restrictions of that series. The terms included in the Certificate of Designation include dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by the DGCL. The Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

    Subject to limitations required by the DGCL, the Articles of Incorporation and Bylaws, the Board of Directors is authorized to fix the number of shares in each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The preferred stock offered will, when issued, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

TERMS

    Reference is made to the prospectus supplement relating to the preferred stock then offered for specific terms, including:

    - the title and stated value of such preferred stock;

    - the number of shares of preferred stock offered;

    - the liquidation preference per share;

    - the offering price of such preferred stock;

    - the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of dividends applicable to such preferred stock;

    - the date from which dividends on preferred stock shall accumulate, if applicable;

    - the provision for a sinking fund, if any, for such preferred stock;

    - the provision for redemption, if applicable, of such preferred stock;

    - any listing of such preferred stock on any securities exchange;

    - the terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

    - any other specific terms, preferences, rights, limitations or restrictions of such preferred stock;

    - a discussion of federal income tax considerations applicable to the preferred stock;

    - the relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of the Company;

    - any limitations on issuance of any series of preferred stock ranking senior to or on the same rank as such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of the Company; and

    - any limitations on direct or beneficial ownership and restrictions on transfer.

    The transfer agent and registrar for the preferred stock will be identified in the prospectus supplement.

                          DESCRIPTION OF COMMON STOCK

    The description of the Company's common stock set forth below is only a summary. You should read the Company's Articles of Incorporation and Bylaws to understand all rights of holders of common stock.

GENERAL

    Under the Articles of Incorporation, the Company has authority to issue 30,000,000 shares of common stock, par value $.01 per share. At January 17, 2000, the Company had outstanding 8,793,122 shares of common stock. Under the Company's Shareholder Rights Plan, a right attaches to each outstanding share of Common Stock. The Rights trade with the Common Stock until the rights become exercisable. See "Preferred Stock."

TERMS

    Subject to the preferential rights of any other shares or series of stock, holders of shares of Common Stock are entitled to receive dividends on shares of common stock when authorized and declared by the Board of Directors of the Company out of assets legally available for the payment of dividends. Common stockholders also share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of all known debts and liabilities of the Company and the amount to which holders of any class of stock classified or reclassified or having a preference on distributions in liquidation, dissolution or winding-up of the Company have a right.

    Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of Directors. Except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of common stock will possess the exclusive voting power. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the Directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any Directors.

    Holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

    The Company furnishes its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon by an independent public accounting firm.

    All shares of common stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

DELAWARE GENERAL CORPORATION LAW SECTION 203

    As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the DGCL, which restricts certain business combinations between the Company and an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) or such stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if

    - prior to an interested stockholder becoming such, the Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder,

    - upon consummation of the transaction in which such stockholder becomes an interested stockholder, such interested stockholder owns at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the Company) or

    - on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of the Company's stockholders (and not by written consent) by the affirmative vote of at least 66% of the outstanding voting stock not owned by the interested stockholder.

TRANSFER AGENT

    The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

                              BOOK-ENTRY ISSUANCE

    Unless otherwise specified in the applicable prospectus supplement, DTC will act as depositary for securities issued in the form of global securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully-registered global securities will be issued for the securities representing in the aggregate the total number of the securities, and will be deposited with or on behalf of DTC.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or through others. The rules applicable to DTC and its participants are on file with the SEC.

    Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial ownership interest of each actual purchaser of each security is in turn recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if use of the book-entry system for the securities is discontinued.

    DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements.

    Redemption notices will be sent to Cede & Co. as the registered holder of securities issued in the form of global securities. If less than all of a series of the securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

    Although voting with respect to securities issued in the form of global securities is limited to the holders of record of the securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.

    Payments for securities issued in the form of global securities will be made by the issuer of the securities to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the trustee or the Company, subject to any statutory or regulatory requirements. Payments to DTC are the responsibility of the issuer of the securities, disbursements of the payments to direct participants are the responsibility of DTC, and disbursements of the payments to the beneficial owners are the responsibility of direct and indirect participants.

    DTC may discontinue providing its services as depository with respect to any securities at any time by giving reasonable notice to the issuer of the securities. In the event that a successor depositary is not obtained, individual security certificates representing the securities are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy of the information. The Company has no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their operations.

                              PLAN OF DISTRIBUTION

    Any one of the securities being offered may be sold through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale.

    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Prices may change over time.

    In connection with the sale of securities, underwriters or agents may receive compensation from the Company or from purchasers of securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions they receive from the Company and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any compensation received from the Company will be described, in the applicable prospectus supplement.

    Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the NYSE. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any series of debt securities or preferred stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the securities.

    Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company in the ordinary course of business.

    In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                    EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters, including the validity of the securities, will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza, Room 10024    Citicorp Center                Seven World Trade Center,
450 Fifth Street, NW Street    500 West Madison Street        Suite 1300
Washington, DC 20549           Suite 1400                     New York, New York 10048
                               Chicago, Illinois 60661

    You can also obtain copies of such material from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it, like Beazer Homes USA, Inc. The SEC's web site can be accessed at http://www.sec.gov.

    You can also inspect reports, proxy and information statements, and other information concerning the Company can at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

    The Company has filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the SEC, this prospectus omits certain information, exhibits and undertakings contained in the registration statement. Such additional information, exhibits and undertakings may be inspected and obtained from the SEC's principal office in Washington, D.C. The summaries or descriptions of documents in this prospectus are not necessarily complete. Reference is made to the copies of such documents attached hereto or otherwise filed as a part of the registration statement for a full and complete statement of their provisions, and such summaries and descriptions are, in each case, qualified in their entirety by such reference.

    The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. We incorporate by reference the following documents which have been filed with the
SEC:

    - The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

    - The description of the Company's capital stock contained in the Company's Registration Statements on Form 8-A under Section 12 of the Exchange Act, filed on January 28, 1994 and June 21, 1996, respectively, including any amendment or report filed for the purpose of updating those descriptions.


    We incorporate by reference the documents listed above and any future filing made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of all securities covered by this prospectus. Further, all filings made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement are also incorporated by reference. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.


    WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON TO THE COMPANY AT 5775 PEACHTREE DUNWOODY ROAD, SUITE B-200, ATLANTA, GEORGIA 30342, ATTENTION: DIRECTOR OF INVESTOR RELATIONS (TELEPHONE: (404) 250-3420), ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IS GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE ANY OFFER OF SOLICITATION BY ANY ONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                           PAGE
                                         --------
About this Prospectus..................       2
Risk Factors...........................       2
The Company............................       5
Use of Proceeds........................       8
Ratio of Earnings to Fixed Charges.....       8
Description of Debt Securities.........       8
Description of Preferred Stock.........      18
Description of Common Stock............      20
Plan of Distribution...................      22
Experts................................      23
Legal Matters..........................      23
Where You Can Find More Information....      23


                                  $300,000,000

                             BEAZER HOMES USA, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the distribution of the securities being registered are set forth in the following table (all amounts except the registration fee, the NASD fee and the NYSE fee are estimated):

Registration fee............................................  $79,200
NASD fee....................................................     *
NYSE fee....................................................     *
Printing expenses...........................................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Blue Sky fees and expenses (including attorneys' fees)......     *
Transfer agent fee..........................................     *
Miscellaneous...............................................     *
                                                              -------
    TOTAL...................................................  $
                                                              =======

*   To be supplied by amendment.

    All expenses in connection with the issuance and distribution of the securities being offered will be borne by the Company (other than selling commissions).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

    Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

    The Bylaws of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

    Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company maintains a policy insuring its directors and officers and directors and officers of its subsidiary companies, to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omission in the discharge of their duties that they shall become legally obligated to pay.

ITEM 16. EXHIBITS.

    There are filed with the Registration Statement the following exhibits:


     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
      3.1*              Amended and Restated Certificate of Incorporation of the
                          Company.
      3.2*              Amended and Restated Bylaws of the Company.
      3.3(a)**          Certificate of Incorporation of Beazer Homes Corp. (f/k/a
                          Phillips Builders, Inc.)
      3.3(b)***         Articles of Amendment to the Charter of Beazer Homes Corp.
      3.3(c)***         Certificate of Incorporation of Beazer Homes Holdings Corp.
      3.3(d)***         Certificate of Amendment to the Certificate of Incorporation
                          of Beazer Homes Holdings Corp.
      3.3(e)***         Certificate of Amendment to the Certificate of Incorporation
                          of Beazer Homes Holdings Corp.
      3.3(f)**          Amended Articles of Incorporation of Beazer Realty Corp.
                          (f/k/a Beazer-Cohn Realty Corp.)
      3.3(g)***         Articles of Amendment to Articles of Incorporation of Beazer
                          Realty Corp.
      3.3(h)***         Certificate of Incorporation of Beazer Mortgage Corporation.
      3.3(i)**          Certificate of Incorporation of Beazer Homes Sales Arizona
                          Inc.
      3.3(j)**          Articles of Incorporation of Beazer/Squires, Inc.
      3.3(k)***         Articles of Incorporation of Panitz Homes Realty, Inc.
      3.3(l)***         Certificate of Incorporation of Beazer Homes Texas Holdings,
                          Inc.
      3.3(m)***         Certificate of Amendment of Certificate of Incorporation of
                          Beazer Homes Texas Holdings, Inc.
      3.3(n)***         Certificate of Limited Partnership of Beazer Homes Texas,
                          L.P.
      3.4(a)**          Bylaws of Beazer Homes Corp. (f/k/a Phillips Builders Inc.)
      3.4(b)***         Bylaws of Beazer Homes Holdings Corp.
      3.4(c)**          Bylaws of Beazer Realty Corp. (f/k/a Beazer-Cohn Realty
                          Corp.)
      3.4(d)***         Bylaws of Beazer Mortgage Corporation
      3.4(e)**          Bylaws of Beazer Homes Sales Arizona Inc.
      3.4(f)**          Bylaws of Beazer/Squires Realty, Inc.
      3.4(g)***         Bylaws of Panitz Homes Realty, Inc.
      3.4(h)***         Bylaws of Beazer Homes Texas Holdings, Inc.
      3.4(i)***         Agreement of Limited Partnership of Beazer Homes Texas, L.P.
      4.1****           Form of Indenture.
      5.1****           Opinion of Paul, Hastings, Janofsky & Walker LLP as to the
                          validity of the securities being registered.
 12****                 Computation of Ratios of Earnings to Fixed Charges

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
     23.1               Consent of Deloitte & Touche LLP.
     23.2               Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).
     24.1               Power of Attorney (included in Part II of this Registration
                          Statement).

------------------------

* Incorporated herein by reference to the exhibits to the Company's Current Report on Form 8-K filed on May 30, 1996.

** Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1 (Registration No. 33-72982) initially filed on December 15, 1993.

*** Incorporated herein by reference to the exhibits to the Company's
    Registration Statement on Form S-4 (Registration No. 333-51087) initially filed on April 27, 1998.


****Previously filed.


ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 27, 2000.


                                                       BEAZER HOMES USA, INC.

                                                       By:  /s/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                            Ian J. McCarthy
                                                            President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                          *
     -------------------------------------------       Director and Non-Executive    January 27, 2000
                   Brian C. Beazer                       Chairman of the Board

                                                       Director, President and
                          *                              Chief Executive Officer
     -------------------------------------------         (Principal Executive        January 27, 2000
                   Ian J. McCarthy                       Officer)

                                                       Director, Secretary,
                                                         Executive Vice President
                 /s/ DAVID S. WEISS                      and Chief Financial
     -------------------------------------------         Officer (Principal          January 27, 2000
                   David S. Weiss                        Financial and Accounting
                                                         Officer)

                          *
     -------------------------------------------       Director                      January 27, 2000
                  Thomas B. Howard

                          *
     -------------------------------------------       Director                      January 27, 2000
                  George W. Mefferd

                          *
     -------------------------------------------       Director                      January 27, 2000
                    D.E. Mundell

                          *
     -------------------------------------------       Director                      January 27, 2000
                   Larry T. Solari



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       BEAZER HOMES CORP.

                                                       BY:             /S/ IAN J. MCCARTHY
                                                             ---------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                          *                            Director, President and Chief  January 27, 2000
     -------------------------------------------        Executive Officer (Principal
                   Ian J. McCarthy                      Executive Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief       January 27, 2000
     -------------------------------------------        Financial Officer (Principal
                   David S. Weiss                       Financial Officer)

                          *                            Director                       January 27, 2000
     -------------------------------------------
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       BEAZER HOMES HOLDINGS CORP.

                                                       BY:             /S/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Ian J. McCarthy and David S. Weiss, or any one or more of them, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                          *                            Director, President and      January 27, 2000
     -------------------------------------------        Chief Executive Officer
                   Ian J. McCarthy                      (Principal Executive
                                                        Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief     January 27, 2000
     -------------------------------------------        Financial Officer
                   David S. Weiss                       (Principal Financial
                                                        Officer)

                          *
     -------------------------------------------       Director                     January 27, 2000
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       BEAZER REALTY CORP.

                                                       BY:             /S/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

                          *                            Director, President and      January 27, 2000
     -------------------------------------------        Chief Executive Officer
                   Ian J. McCarthy                      (Principal Executive
                                                        Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief     January 27, 2000
     -------------------------------------------        Financial Officer
                   David S. Weiss                       (Principal Financial
                                                        Officer)

                          *                            Director                     January 27, 2000
     -------------------------------------------
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       BEAZER MORTGAGE CORPORATION

                                                       BY:             /S/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                          *                            Director, President and      January 27, 2000
     -------------------------------------------        Chief Executive Officer
                   Ian J. McCarthy                      (Principal Executive
                                                        Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief     January 27, 2000
     -------------------------------------------        Financial Officer
                   David S. Weiss                       (Principal Financial
                                                        Officer)

                          *
     -------------------------------------------       Director                     January 27, 2000
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       BEAZER HOMES SALES ARIZONA INC.

                                                       BY:             /S/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                          *                            Director, President and      January 27, 2000
     -------------------------------------------        Chief Executive Officer
                   Ian J. McCarthy                      (Principal Executive
                                                        Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief     January 27, 2000
     -------------------------------------------        Financial Officer
                   David S. Weiss                       (Principal Financial
                                                        Officer)

                          *
     -------------------------------------------       Director                     January 27, 2000
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       BEAZER/SQUIRES REALTY, INC.

                                                       BY:             /S/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                          *                            Director, President and      January 27, 2000
     -------------------------------------------        Chief Executive Officer
                   Ian J. McCarthy                      (Principal Executive
                                                        Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief     January 27, 2000
     -------------------------------------------        Financial Officer
                   David S. Weiss                       (Principal Financial
                                                        Officer)

                          *
     -------------------------------------------       Director                     January 27, 2000
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       PANITZ HOMES REALTY, INC.

                                                       BY:             /S/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                          *                            Director, President and      January 27, 2000
     -------------------------------------------        Chief Executive Officer
                   Ian J. McCarthy                      (Principal Executive
                                                        Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief     January 27, 2000
     -------------------------------------------        Financial Officer
                   David S. Weiss                       (Principal Financial
                                                        Officer)

                          *
     -------------------------------------------       Director                     January 27, 2000
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       BEAZER HOMES TEXAS HOLDINGS, INC.

                                                       BY:             /S/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                          *                            Director, President and      January 27, 2000
     -------------------------------------------        Chief Executive Officer
                   Ian J. McCarthy                      (Principal Executive
                                                        Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief     January 27, 2000
     -------------------------------------------        Financial Officer
                   David S. Weiss                       (Principal Financial
                                                        Officer)

                          *
     -------------------------------------------       Director                     January 27, 2000
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27 day of January, 2000.


                                                       BEAZER HOMES TEXAS, L.P.
                                                       a Delaware Limited Partnership

                                                       By:  Beazer Homes Texas Holdings, Inc.
                                                            as General Partner

                                                       By:             /s/ IAN J. MCCARTHY
                                                            -----------------------------------------
                                                                         Ian J. McCarthy
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                          *                            Director, President and      January 27, 2000
     -------------------------------------------        Chief Executive Officer
                   Ian J. McCarthy                      (Principal Executive
                                                        Officer)

                 /s/ DAVID S. WEISS                    Vice President and Chief     January 27, 2000
     -------------------------------------------        Financial Officer
                   David S. Weiss                       (Principal Financial
                                                        Officer)

                          *
     -------------------------------------------       Director                     January 27, 2000
                   Brian C. Beazer



*By: /s/ DAVID S. WEISS
-----------------------------------------------------------------------------
     David S. Weiss
     Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION                           PAGE NO.
-----------                                     -----------                           --------

        23.1            Consent of Deloitte & Touche LLP.